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                                                                   EXHIBIT 10.11
                                 PUT AGREEMENT

        This Put Agreement ("Agreement") is made as of the 12th day of November 1999, by and between Paul G. Allen, an individual ("Allen"), and ________ (the "Holder"), with reference to the following facts:

        A Charter Investment, Inc., a Delaware corporation formerly known as Charter Communications, Inc. ("Charter") is a party to that certain Purchase and Contribution Agreement (the "Purchase and Contribution Agreement"), dated May 26, 1999, pursuant to which Charter and its affiliates have acquired all of the outstanding equity of Falcon Communications, L.P., and certain of its affiliated entities. Allen is the controlling stockholder of Charter and expects to derive benefit from the transactions contemplated by the Purchase and Contribution Agreement.

        B Under the Purchase and Contribution Agreement, Falcon Holding Group, L.P. ("FHGLP") acquired a limited liability company interest in Charter Communications Holding Company, LLC ("Charter LLC"), consisting of 20,581,117 Class D Common Units. FHGLP distributed _______ of those Class D Common Units to the Holder. Pursuant to the Exchange Agreement, the Holder contributed its Class D Common Units to Charter Communications, Inc., a Delaware corporation incorporated on July 22, 1999 ("PublicCo"), in exchange for shares of PublicCo's Class A Common Stock.

        C. Under Section 3.6.6 of the Amended and Restated Limited Liability Company Agreement of Charter LLC, dated as of November 12, 1999 (the "LLC Agreement"), Charter LLC may issue to PublicCo, as transferee of the Holder with respect to the Class D Common Units assigned to PublicCo by the Holder pursuant to the Exchange Agreement, additional Common Units. Pursuant to the Exchange Agreement, PublicCo or its successor will issue additional shares of Class A Common Stock or other securities to the Holder if Charter LLC issues additional Common Units to PublicCo in accordance with Section 3.6.6 of the LLC Agreement.

        D. As an inducement for FHGLP to enter into the Purchase and Contribution Agreement, Charter agreed that Allen would grant the Holder the Put Option provided for herein.

        NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

        1. Definitions. As used in this Agreement, the following terms have the following meanings:

        "Closing Price" means, with respect to a share of PublicCo common stock,
(i) the last reported sales price, regular way, as reported on the principal national securities exchange on which shares of PublicCo common stock are listed or admitted for trading or (ii) if shares of PublicCo common stock are not listed or admitted for trading on any national securities exchange, the last reported sales price, regular way, as reported on the Nasdaq National Market or, if shares of PublicCo common stock are not listed on the Nasdaq National Market, the average of the highest bid and lowest asked prices as reported on the Nasdaq Stock Market.



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        "Exchange Agreement" means the Exchange Agreement, dated as of November
12, 1999, among PublicCo, the Holder, and other partners of FHGLP.

        "Issuer" means the issuer of the Shares.

        "Minimum Amount" means the least of (i) Shares for which the Purchase Price under this Agreement is at least $50,000,000, (ii) Shares representing at least 50% of the equity represented by all shares of PublicCo common stock acquired by the Holder pursuant to the Exchange Agreement, or (iii) all Shares that are subject to the Holder's Put Option under this Agreement.

        "Shares" means any shares of Class A Common Stock of PublicCo issued pursuant to the Exchange Agreement (including any shares subsequently issued pursuant to Section 2.5 of the Exchange Agreement), and any other securities of PublicCo or its successors that are issued pursuant to Section 2.5 of the Exchange Agreement, and all other securities that constitute "Shares" in accordance with Section 5 of this Agreement.

        2. Put Option. Allen hereby grants to the Holder the right and option (the "Put Option"), exercisable from the date hereof through and including the date of termination of the Put Option under Section 7 by written notice delivered to Allen, to sell and to permit any of the Holder's Permitted Transferees to sell to Allen or his designee, from time to time, on one or more occasions, all or any portion of the Shares held by the Holder and its Permitted Transferees that represents at least the Minimum Amount. Upon the giving of such notice, Allen shall be obligated to buy or to cause his designee to buy and, subject to Section 5.4, the Holder and the Permitted Transferees identified in the Holder's notice pursuant to this Section 2 shall be obligated to sell, the amount of the Shares held by the Holder and its Permitted Transferees that is specified in the Holder's notice pursuant to this Section 2, at the price and upon the terms and conditions specified in Section 3.

        3. Purchase Price; Closing.

               3.1 The purchase price to be paid upon any exercise of the Put Option (the "Purchase Price") shall be equal to $26.7235 per share of PublicCo common stock represented by the Shares to be purchased and sold (calculated in accordance with Section 5, if applicable), plus interest thereon at a rate of four and one-half percent (4.5%) per year, compounded annually, for the period from the date of the closing under the Purchase and Contribution Agreement through the closing of the purchase and sale of the Shares hereunder (the "Closing").

               3.2 At each Closing, (a) Allen or his designee shall pay to the Holder (for itself and on behalf of its Permitted Transferees, if applicable) the Purchase Price in immediately available funds by wire transfer or certified bank check; and (b) the Holder shall deliver or cause to be delivered to Allen or his designee one or more certificates evidencing the Shares to be purchased and sold at such Closing (if such Shares are certificated securities), together with duly executed assignments separate from certificate in form and substance sufficient to effectuate the transfer of such Shares to Allen or his designee, together with a certificate of the Holder and its Permitted Transferee, if applicable, reaffirming the representations in Section 4; provided, however, that neither the Holder nor any Permitted Transferee shall be required to take any



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actions or deliver any documents to satisfy any restrictions imposed by the
Issuer on the transfer of the Shares, and provided, further, that, if the Holder is unable to deliver certificates evidencing the Shares to be purchased and sold at such Closing because PublicCo failed to deliver such certificates to the Holder within the period specified in the Exchange Agreement, then, in lieu of delivering such certificates to Allen at the Closing, the Holder will deliver to Allen at the Closing its undertaking to deliver such certificates to Allen as soon as practicable after it receives them from PublicCo.

               3.3 Each Closing shall be held at the offices of Irell & Manella in Los Angeles, California, on the tenth business day after the Holder delivers the written notice described above, or at such other time and place as the Holder and Allen may agree. The Holder and Allen will cooperate so as to permit all documents required to be delivered at the Closing to be delivered by mail, delivery service or courier without requiring either party or his or its representatives to be physically present at the Closing.

               3.4 If, at any time after the Holder has sold any Shares to Allen or his designee pursuant to the Put Option provided in this Agreement, Charter LLC issues additional Common Units to PublicCo or its successor pursuant to
Section 3.6.6 of the LLC Agreement and, as a result thereof, PublicCo or its successor issues additional shares of common stock or other securities to the Holder or its successor pursuant to Section 2.5 of the Exchange Agreement, then the Holder agrees to assign to Allen or his designee, without additional consideration, that portion of the additional shares of common stock or other securities issued to the Holder or its successor equal to a fraction the numerator of which is the number of shares of PublicCo common stock on the date of this Agreement that were represented by the Shares that were sold by the Holder to Allen or his designee pursuant to the Put Option and the denominator of which is the number of shares of PublicCo common stock on the date of this Agreement that were originally issued to the Holder under the Exchange Agreement and subject to this Put Option.

        4. Representations of the Holder. The Holder represents and warrants to Allen and any of his designees or assignees that on the date hereof and at each
Closing: (a) the Holder has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement is the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms; (c) at each Closing, the Holder or one of its Permitted Transferees will own all of the Shares required to be purchased and sold at such Closing, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the Shares), other than those arising under applicable law and those arising under the organizational documents of the Issuer; (d) upon the transfer of the Shares pursuant to Section 3, Allen or his designee will receive good title to the Shares, free and clear of all liens, encumbrances and adverse interests created by the Holder, any Permitted Transferee, or any of their respective predecessors-in-interest, other than those arising under applicable law or those arising under the organizational documents of the Issuer.


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        5. Adjustment for Exchange, Reorganizations, Stock Splits, etc.

               5.1 If, at any time during which the Holder continues to hold any Shares that are subject to the Put Option provided in this Agreement, Charter LLC issues additional Common Units to PublicCo or its successor pursuant to
Section 3.6.6 of the LLC Agreement and, as a result thereof, PublicCo or its successor issues additional shares of common stock or other securities to the Holder or its successor pursuant to Section 2.5 of the Exchange Agreement, then, with respect to any Shares held by the Holder at the time such additional shares or other securities are issued, the price per share specified in Section 3.1 shall be reduced so as to equal the product of the price per share specified in
Section 3.1 times a fraction the numerator of which is 20,581,117 and the denominator of which is the sum of 20,581,117 plus the total number of additional Common Units issued to PublicCo pursuant to Section 3.6.6 of the LLC Agreement at any time after the date of this Agreement (adjusted to reverse the effect of any reorganization, recapitalization, reclassification, dividend of Common Units, split or reverse split, or other similar transaction affecting the number of outstanding Common Units that may have occurred between the date of this Agreement and the date any such additional Common Units were issued to PublicCo).

               5.2 If the Shares are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Issuer through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or other similar transaction, an appropriate adjustment shall be made with respect to number and kind of shares or securities subject to the Put Option, without change in the total price applicable to the unexercised portion of the Put Option but with a corresponding adjustment in the price per unit of any security covered by the Put Option. Any shares or securities that become subject to the Put Option pursuant to this Section 5.2 shall constitute "Shares" for purposes of this Agreement.

               5.3 Upon a reorganization, merger or consolidation of the Issuer with one or more other corporations or entities (any of the foregoing, a "Business Combination") pursuant to which the outstanding Shares are converted into or exchanged for any other security ("Replacement Securities"), the Put Option shall cease to be exercisable with respect to the securities that previously constituted "Shares" and shall instead be automatically converted into an option to sell such number of shares or units of Replacement Securities issued in exchange for the Shares pursuant to such Business Combination at a price per share or unit of Replacement Securities equal to the aggregate Purchase Price for all Shares immediately prior to such effectiveness divided by the number of shares or units of Replacement Securities subject to the Put Option immediately following such effectiveness. Any Replacement Securities that become subject to the Put Option pursuant to this Section 5.3 shall constitute "Shares" for purposes of this Agreement.

               5.4 In the event of any proposed Business Combination pursuant to which the outstanding Shares will be converted into a right to receive consideration other than securities of the Issuer or Replacement Securities, (i) Allen will provide notice thereof to the Holder at least ten (10) days prior to consummation of such Business Combination and (ii) the Put Option will expire two days prior to such consummation except with respect to any Shares that are specified in a notice delivered by the Holder pursuant to Section 2 prior to such date. If the Holder delivers a notice pursuant to Section 2 after its receipt of a notice from Allen pursuant to this


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Section 5.4, the purchase and sale of any of the Shares specified in the
Holder's notice may be conditioned at the Holder's option on the consummation of the Business Combination described in Allen's notice pursuant to this Section 5.4.

        6. Representations of Allen. Allen represents and warrants to the Holder and each Permitted Transferee that on the date hereof and at all times hereafter through the Closing: (a) Allen has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; and
(b) this Agreement constitutes the legal, valid and binding obligation of Allen, enforceable against Allen in accordance with its terms.

        7. Termination of Put Option.

               7.1 The Put Option shall terminate on the earliest of the following dates, except with respect to any Shares that are specified in a notice delivered by the Holder pursuant to Section 2 prior to such earliest date:

                      (a) the second anniversary of the date of the closing under the Purchase and Contribution Agreement;

                      (b) the date specified in Section 5.4; and

                      (c) the first date on which both of the following conditions are satisfied:

                             (i) the Closing Price of PublicCo common stock has
exceeded $21.85 for any 90 trading days during the preceding 100 consecutive trading days (which period of 100 trading days shall not have commenced prior to the closing under the Purchase and Contribution Agreement); and

                             (ii) all shares of PublicCo common stock then held
by the Holder and subject to the Put Option may be sold to the public in their entirety on such date (x) without registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 144 under the Act or another comparable provision or (y) pursuant to a then effective registration statement under the Act.

               7.2 The Put Option shall terminate as to any Shares on the date on which such Shares are first transferred by the Holder or any Permitted Transferee to a person or entity that is not a "Permitted Transferee."

               7.3 For purposes of determining whether the condition in Section 7.1(c)(i) is satisfied, appropriate adjustments will be made to take into account any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of PublicCo common stock occurring after the consummation of PublicCo's initial public offering.

        8. Miscellaneous.

               8.1 Complete Agreement; Modifications. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all other


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agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by both parties.

               8.2 Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

               8.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):

               If to the Holder: at the address of the Holder on Schedule A to the Exchange Agreement

               If to Allen:

                      Paul G. Allen
                      c/o William D. Savoy @ Vulcan Northwest
                      110 110th Avenue Northwest
                      Bellevue, Washington 98004
                      Telecopy: (425) 453-1985

               with a copy to:

                      Irell & Manella LLP
                      1800 Avenue of the Stars, Suite 900
                      Los Angeles, California 90067-4276
                      Attention: Alvin G. Segel
                      Telecopy: (310) 203-7199

Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day); provided, however, that any such notice or other communication shall be deemed to have been given and received on the day on which it is sent if delivery thereof is refused or if delivery thereof in the manner described above is not possible because of the intended recipient's failure to advise the sending party of a change in the intended recipient's address or telecopy number.

               8.4 Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party to this Agreement, other than any Permitted Transferees of the Holder.

               8.5 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time


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shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification, or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

               8.6 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

               8.7 Undertakings. All authority herein conferred or agreed to be conferred upon a party to this Agreement and all agreements of a party contained herein shall survive the death or incapacity of such party (or any of them).

               8.8 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, estates, personal representatives, conservators, successors and permitted assigns.

               8.9 Assignments.

                      (a) The Holder and any Permitted Transferee may transfer some or all of its Shares to any of the following persons or entities (each such person or entity, a "Permitted Transferee"), and the Permitted Transferee shall thereupon have the rights provided in this Agreement:

                             (i) any person or entity that has entered into a
Put Agreement substantially similar to this Agreement upon the exchange by such person or entity of Class D Common Units for shares of PublicCo common stock pursuant to the Exchange Agreement;

                             (ii) any person or entity that, directly or
indirectly, through the ownership of voting securities, controls, is controlled by, or is commonly controlled with the Holder;

                             (iii) any investment fund formed by an affiliate of
the Holder that is commonly controlled with the Holder;

                             (iv) a trust for the benefit of the equity owners
of the Holder and of which the trustee or trustees are one or more persons or entities that either control, or are commonly controlled with, the Holder or are banks, trust companies, or similar entities;

                             (v) any person or entity for which the Holder is
acting as nominee or any trust controlled by or under common control with such person or entity;

                             (vi) if the Holder is an individual, any charitable
foundation, charitable trust, or similar entity, or any charitable organization to which Shares are transferred by such charitable foundation, charitable trust, or similar entity, the estate, heirs, or legatees of the Holder upon the Holder's death, any member of the Holder's family, any trust or similar entity for the benefit of the Holder or one or more members of the Holder's family, or any entity controlled by the Holder or one or more members of the Holder's family.


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                      (b) The Holder may assign all its rights and delegate all
its obligations under this Agreement to any Permitted Transferee, and such Permitted Transferee shall thereupon be deemed to be the "Holder" for purposes of this Agreement.

                      (c) Allen is entitled, in his sole discretion, to assign his rights to purchase any Shares under this Agreement to one or more entities controlled by Allen, but no such assignment will relieve Allen of any of his obligations under this Agreement.

               8.10 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

               8.11 Headings. The Section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Section.

               8.12 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine; and (b) the singular tense and number includes the plural, and the plural tense and number includes the singular.

               8.13 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               8.14 Costs. Except as otherwise provided in this Agreement, each party will bear his or its own costs in connection with the exercise of the Holder's right under this Agreement and the purchase and sale of any Shares pursuant to this Agreement.

               8.15 Default. In the event of any legal action between the parties arising out of or in relation to this Agreement, the prevailing party in such legal action shall be entitled to recover, in addition to any other legal remedies, all of his or its costs and expenses, including reasonable attorney's fees, from the non-prevailing party, regardless of whether such legal action is prosecuted to completion.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.



                                     ---------------------------------------
                                         Paul G. Allen, by William D. Savoy,
                                         attorney-in-fact

                                     HOLDER



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